 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2023

KATAPULT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39116	81-4424170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5204 Tennyson Parkway, Suite 500 Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

(833) 528-2785
(Registrant’s telephone number, including area code:)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	KPLT	The Nasdaq Stock Market LLC
Redeemable Warrants	KPLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2023, Katapult Holdings, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to amend the Company’s Second Amended and Restated Certificate of Incorporation to effect, effective as of 5:00 p.m. Eastern Time on July 27, 2023, a 1-for-twenty-five reverse stock split (the “Reverse Stock Split”) of its common stock, par value $0.0001 per share (“Common Stock”). At the effective time of the Reverse Stock Split, every twenty-five shares of the Common Stock either issued and outstanding or held as treasury stock were automatically reclassified into one new share of Common Stock. The Reverse Stock Split was approved by the Company’s stockholders at the Annual Meeting of Stockholders held virtually on June 6, 2023 (the “Special Meeting”), and approved by the Board of Directors of the Company (the “Board of Directors”) on July 11, 2023. The Common Stock will open for trading on The Nasdaq Stock Market (“Nasdaq”) on a reverse split-adjusted basis on July 28, 2023 under the existing trading symbol “KPLT.”

The primary goals of the reverse stock split are to increase the per share market price of the Company’s Common Stock to meet the minimum per share bid price requirement for continued listing on The Nasdaq Global Market as well as to improve the perception of the Company's Common Stock as an investment security and make the Company’s Common Stock more attractive to a broader range of institutional investors that may have minimum share price targets for new investments. However, there can be no assurance that the foregoing goals will be realized or maintained.

The new CUSIP number for the Common Stock following the Reverse Stock Split will be 485859 201. The par value per share of the Common Stock will remain unchanged at $0.0001. The Company’s publicly traded warrants will continue to be traded on the Nasdaq under the symbol “KPLTW” and the CUSIP number for the warrants will remain unchanged.

In addition, as a result of the Reverse Stock Split, proportionate adjustments will be made to the number of shares of Common Stock underlying the Company’s outstanding equity awards, the number of shares issuable upon the exercise of the Company’s outstanding warrants and the number of shares issuable under the Company’s equity incentive plans and certain existing agreements, as well as the exercise, grant and acquisition prices of such equity awards and warrants, as applicable.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the Reverse Stock Split will be entitled to receive one full share of post-Reverse Stock Split Common Stock, in lieu of receiving such fractional shares.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
3.1	Certificate of Amendment to the Katapult Holdings, Inc. Second Amended and Restated Certificate of Incorporation.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 27, 2023	/s/ Orlando Zayas
		Name:	Orlando Zayas
		Title:	Chief Executive Officer